Exhibit 99.1

Appian Announces Third Quarter 2020 Financial Results
Cloud subscription revenue increased 40% year-over-year to $34.3 million
Subscriptions revenue increased 34% year-over-year to $50.8 million

McLean, VA – November 5, 2020 – Appian (Nasdaq: APPN) today announced financial results for the third quarter ended September 30, 2020.

“We exceeded our guidance, grew cloud subscription revenue by 40%, and reached an all-time high for gross profit margin this quarter. Organizations are choosing Appian to transform their critical processes. Low-code and automation in a single platform is proving to be a winning combination," said Matt Calkins, CEO & Founder.

Third Quarter 2020 Financial Highlights:

•Revenue: Cloud subscription revenue was $34.3 million for the third quarter of 2020, up 40% compared to the third quarter of 2019. Total subscriptions revenue, which includes sales of SaaS subscriptions, on-premises term license subscriptions and maintenance and support, increased 34% year-over-year to $50.8 million for the third quarter of 2020. Professional services revenue was $26.5 million for the third quarter of 2020, compared to $28.4 million for the third quarter of 2019. Total revenue was $77.3 million for the third quarter of 2020, up 17% compared to the third quarter of 2019. Cloud subscription revenue retention rate was 115% as of September 30, 2020.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(7.5) million for the third quarter of 2020, compared to $(12.3) million for the third quarter of 2019. Non-GAAP operating loss was $(3.9) million for the third quarter of 2020, compared to $(9.1) million for the third quarter of 2019.
•Net loss and non-GAAP net loss: GAAP net loss was $(3.6) million for the third quarter of 2020, compared to $(14.7) million for the third quarter of 2019. GAAP net loss per share was $(0.05) for the third quarter of 2020, based on 69.9 million weighted average shares outstanding, compared to $(0.22) for the third quarter of 2019, based on 65.5 million weighted average shares outstanding. Non-GAAP net loss was $(34,000) for the third quarter of 2020, compared to $(11.5) million for the third quarter of 2019. Non-GAAP net loss per share was $(0.00) for the third quarter of 2020, based on 69.9 million weighted average shares outstanding, compared to $(0.18) per share for the third quarter of 2019, based on 65.5 million weighted average shares outstanding.
•Adjusted EBITDA: Adjusted EBITDA loss was $(2.4) million for the third quarter of 2020, compared to $(7.8) million for the third quarter of 2019.
•Balance sheet and cash flows: As of September 30, 2020, Appian had cash and cash equivalents of $251.1 million. Net cash used in operating activities was $(6.5) million for the three months ended September 30, 2020 compared to $(14.9) million of net cash used in operating activities for the same period in 2019.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2020 Business Highlights:

•Appian launched the Acquisition Requirements Management solution for government organizations to effectively manage the acquisition process.
•Appian Workforce Safety and CampusPassTM solutions are available in the AWS Marketplace.
•Appian was named a Leader by Forrester Research, Inc. in “The Forrester WaveTM: Insurance Agency Portals, Q3 2020” report.
•KPMG launched the Workplace Reentry Digital Toolkit, built on Appian Workforce Safety, to help companies safely return employees onsite.
•Appian announced a no-code integration between technology partner, Automation Anywhere’s robotic process automation (RPA) and Appian’s low-code automation platform.

Financial Outlook:

As of November 5, 2020, guidance for the fourth quarter 2020 and full year 2020 is as follows:

•Fourth Quarter 2020 Guidance:
◦Cloud subscription revenue is expected to be in the range of $35.0 million and $35.5 million, representing year-over-year growth of between 33% and 35%.
◦Total revenue is expected to be in the range of $73.0 million and $74.0 million, representing a year-over-year increase of between 6% and 8%.
◦Adjusted EBITDA loss is expected to be in the range of $(11.0) million and $(10.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.18) and $(0.16). This assumes 70.5 million weighted average common shares outstanding.

•Full Year 2020 Guidance:
◦Cloud subscription revenue is expected to be in the range of $127.3 million and $127.8 million, representing year-over-year growth of 34%.
◦Total revenue is expected to be in the range of $296.0 million and $297.0 million, representing a year-over-year increase of 14%.
◦Adjusted EBITDA loss is expected to be in the range of $(24.0) million and $(23.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.42) and $(0.40). This assumes 69.1 million weighted average common shares outstanding.

Conference Call Details:
Appian will host a conference call today, November 5, 2020, at 5:00 p.m. ET to discuss Appian's financial results for the third quarter ended September 30, 2020 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of Appian’s website at http://investors.appian.com. To access the call, please dial (877) 407-0792 in the U.S. or (201) 689-8263 internationally. Following the call, an archived webcast will be available at the same location on the Investor Relations page. A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13710253.

About Appian
Appian (NASDAQ: APPN) provides a low-code automation platform that accelerates the creation of high-impact business applications. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted average shares outstanding and adjusted EBITDA. These non-GAAP financial measures exclude the effect of stock-based compensation expense and gains or losses on disposal of an asset. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-

GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the fourth quarter and full year 2020, the impact of COVID-19 on Appian's business and on the global economy, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue, which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 20, 2020 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Scott Walker
Director, Investor Relations
703-496-4573
scott.walker@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$251,088	$159,755
Accounts receivable, net of allowance of $1,200 and $600 as of September 30, 2020 and December 31, 2019, respectively	89,219	70,408
Deferred commissions, current	16,292	14,543
Prepaid expenses and other current assets	25,909	32,955
Total current assets	382,508	277,661
Property and equipment, net	36,415	39,554
Goodwill	4,637	—
Intangible assets, net of accumulated amortization of $307 as of September 30, 2020	1,765	—
Operating right-of-use assets	30,855	24,205
Deferred commissions, net of current portion	31,580	28,979
Deferred tax assets	654	494
Other assets	4,042	592
Total assets	$492,456	$371,485
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,630	$5,222
Accrued expenses	6,287	7,488
Accrued compensation and related benefits	16,615	10,691
Deferred revenue, current	96,902	82,201
Operating lease liabilities, current	6,592	3,836
Finance lease liabilities, current	1,549	1,447
Other current liabilities	319	1,395
Total current liabilities	132,894	112,280
Operating lease liabilities, net of current portion	51,727	44,416
Finance lease liabilities, net of current portion	1,192	2,375
Deferred revenue, net of current portion	4,371	7,139
Deferred tax liabilities	461	38
Other non-current liabilities	4,069	—
Total liabilities	194,714	166,248
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 37,805,423 shares issued and outstanding as of September 30, 2020; 500,000,000 shares authorized and 34,525,386 shares issued and outstanding as of December 31, 2019	4	3
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 32,214,766 shares issued and outstanding as of September 30, 2020; 100,000,000 shares authorized and 32,942,636 shares issued and outstanding as of December 31, 2019	3	3
Additional paid-in capital	462,686	340,929
Accumulated other comprehensive loss	(2,442)	(285)
Accumulated deficit	(162,509)	(135,413)
Total stockholders’ equity	297,742	205,237
Total liabilities and stockholders’ equity	$492,456	$371,485

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Subscriptions	$50,760	$37,774	$142,614	$109,191
Professional services	26,544	28,381	80,329	82,543
Total revenue	77,304	66,155	222,943	191,734
Cost of revenue
Subscriptions	5,101	4,484	15,185	12,105
Professional services	16,450	19,467	51,641	58,963
Total cost of revenue	21,551	23,951	66,826	71,068
Gross profit	55,753	42,204	156,117	120,666
Operating expenses
Sales and marketing	31,633	27,603	94,891	86,186
Research and development	18,150	15,697	51,366	42,418
General and administrative	13,485	11,191	38,076	29,468
Total operating expenses	63,268	54,491	184,333	158,072
Operating loss	(7,515)	(12,287)	(28,216)	(37,406)
Other (income) expense
Other (income) expense, net	(4,277)	2,262	(1,845)	1,881
Interest expense	119	96	390	236
Total other (income) expense	(4,158)	2,358	(1,455)	2,117
Loss before income taxes	(3,357)	(14,645)	(26,761)	(39,523)
Income tax expense	255	5	335	394
Net loss	$(3,612)	$(14,650)	$(27,096)	$(39,917)
Net loss per share:
Basic and diluted	$(0.05)	$(0.22)	$(0.39)	$(0.62)
Weighted average common shares outstanding:
Basic and diluted	69,923,553	65,508,113	68,611,994	64,860,342

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of revenue
Subscriptions	$236	$147	$678	$462
Professional services	406	243	935	2,461
Operating expenses
Sales and marketing	427	776	1,837	3,971
Research and development	669	433	1,841	2,983
General and administrative	1,840	1,542	5,377	3,178
Total stock-based compensation expense	$3,578	$3,141	$10,668	$13,055

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(27,096)	$(39,917)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,485	3,273
Bad debt expense	778	98
Loss on disposal of property and equipment	22	146
Deferred income taxes	(162)	(191)
Stock-based compensation	10,668	13,055
Changes in assets and liabilities:
Accounts receivable	(22,594)	1,854
Prepaid expenses and other assets	4,491	23,280
Deferred commissions	(4,349)	(6,192)
Accounts payable and accrued expenses	(2,456)	(3,909)
Accrued compensation and related benefits	5,844	(2,159)
Other liabilities	2,963	(251)
Deferred revenue	10,531	2,315
Operating lease liabilities	3,422	—
Deferred rent, non-current	—	5,718
Net cash used in operating activities	(13,453)	(2,880)
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(6,138)	—
Purchases of property and equipment	(1,036)	(31,430)
Net cash used in investing activities	(7,174)	(31,430)
Cash flows from financing activities:
Principal payments on finance leases	(1,080)	(299)
Proceeds from public offerings, net of underwriting discounts	108,260	101,653
Payments of costs related to public offerings	(18)	(12)
Proceeds from exercise of common stock options	3,175	4,052
Net cash provided by financing activities	110,337	105,394
Effect of foreign exchange rate changes on cash and cash equivalents	1,623	(460)
Net increase in cash and cash equivalents	91,333	70,624
Cash and cash equivalents, beginning of period	159,755	94,930
Cash and cash equivalents, end of period	$251,088	$165,554
Supplemental disclosure of cash flow information:
Cash paid for interest	$116	$250
Cash paid for income taxes	$630	$236
Supplemental disclosure of non-cash financing information:
Capital lease obligations to acquire new office furniture and fixtures and computer hardware	$—	$4,491

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(7,515)	$(12,287)	$(28,216)	$(37,406)
Add back:
Stock-based compensation expense	3,578	3,141	10,668	13,055
Non-GAAP operating loss	$(3,937)	$(9,146)	$(17,548)	$(24,351)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(3,612)	$(14,650)	$(27,096)	$(39,917)
Add back:
Stock-based compensation expense	3,578	3,141	10,668	13,055
Loss on disposal of property and equipment	—	1	22	146
Non-GAAP net loss	$(34)	$(11,508)	$(16,406)	$(26,716)

Non-GAAP earnings per share:
Non-GAAP net loss	$(34)	$(11,508)	$(16,406)	$(26,716)
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	69,923,553	65,508,113	68,611,994	64,860,342
Non-GAAP net loss per share, basic and diluted	$(0.00)	$(0.18)	$(0.24)	$(0.41)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.05)	$(0.22)	$(0.39)	$(0.62)
Add back:
Non-GAAP adjustments to net loss per share	0.05	0.04	0.15	0.21
Non-GAAP net loss per share, basic and diluted	$(0.00)	$(0.18)	$(0.24)	$(0.41)

Reconciliation of adjusted EBITDA:
GAAP net loss	$(3,612)	$(14,650)	$(27,096)	$(39,917)
Other (income) expense, net	(4,277)	2,262	(1,845)	1,881
Interest expense	119	96	390	236
Income tax expense	255	5	335	394
Depreciation and amortization expense	1,505	1,340	4,485	3,273
Stock-based compensation expense	3,578	3,141	10,668	13,055
Adjusted EBITDA	$(2,432)	$(7,806)	$(13,063)	$(21,078)